                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant     [X]
Filed by a party other than the registrant    [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement        [ ]   Confidential, for use of the
[X]  Definitive proxy statement               Commission Only (as permitted by
[ ]  Definitive additional materials          Rule 14a-6(e)(2))
[ ]  Soliciting materials pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           The Intercept Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                    [THE INTERCEPT GROUP LOGO APPEARS HERE]

                            3150 Holcomb Bridge Road
                                   Suite 200
                            Norcross, Georgia  30071
                                                               April 30, 1999

Dear Shareholder:

          We cordially invite you to attend the Annual Meeting of Shareholders of The InterCept Group, Inc. to be held on June 15, 1999 at 9:00 a.m. local time at the Ravinia Club, 2 Ravinia Drive, Suite 100, Atlanta, Georgia. At the Annual Meeting, the Board of Directors will ask the shareholders to:

          1. elect two directors to serve on InterCept's Board of Directors, each for a three year term;

          2. ratify the appointment of Arthur Andersen LLP as InterCept's independent public accountants; and

          3. transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          We have included a copy of InterCept's Annual Report to shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes our audited financial statements for the year ended December 31, 1998 as well as information on our operations, markets, products and services.

          We urge you to review the Proxy Statement and Annual Report. Whether or not you plan to attend the Annual Meeting, we ask that you read the material on the following pages and promptly submit your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

          Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                                         Sincerely,

                                         /s/ John W. Collins
                                         ________________________________
                                         John W. Collins
                                         Chief Executive Officer and
                                         Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 1999 Annual Meeting of Shareholders of InterCept will be held at the following place and time:

     Date:  June 15, 1999
     Time:  9:00 a.m. local time
     Place: Ravinia Club
            2 Ravinia Drive
            Suite 100
            Atlanta, Georgia

The purposes of the Annual Meeting are:

     1.     To elect two directors;
     2.     To ratify the appointment of our independent accountants; and
     3. To transact any other business that may properly come before the meeting or any adjournments thereof.

By Order of the Board of Directors

/s/ John W. Collins
----------------------------
John W. Collins
Chairman of the Board and
Chief Executive Officer
April 30, 1999

-------------------------------------------------------------------------------

The Board of Directors has fixed the close of business on April 15, 1999 as the record date for determining the shareholders who will be entitled to vote at the Annual Meeting. Only shareholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

The Ravinia Club is accessible to all shareholders. A sign language interpreter will be provided if requested; requests should be directed to the Corporate Secretary, The Intercept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071 and received no later than May 21, 1999.

                           The InterCept Group, Inc.
                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                                 (770) 248-9600
             ______________________________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 1999
             ______________________________________________________

     This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about May 10, 1999, to holders of The InterCept Group, Inc.'s common stock in connection with the solicitation of proxies by the Board of Directors for the 1999 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all InterCept shareholders, many of whom live throughout the United States and are unable to attend the Annual Meeting, to vote.

     At the Annual Meeting, the Board of Directors will ask InterCept's shareholders to:

     (1)   elect two directors;
     (2)   ratify the appointment of independent accountants; and
     (3) transact any other business that may properly come before the meeting or any adjournments thereof.

     Except for procedural matters, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, a majority of the Board of Directors will determine the manner in which the person named in the proxy card will vote the shares represented by the proxies on such matters.

     The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

                           THE DATE OF THIS PROXY IS

                                APRIL 30, 1999

                               TABLE OF CONTENTS

Voting Procedures.................................................................   1

Corporate Governance..............................................................   2

Election of Directors (Proposal 1)................................................   5

Ratification of Appointment of Independent Public Accountants (Proposal 2)........   8

Executive Compensation............................................................   9

Employment Agreements.............................................................  13

Report of the Compensation and Stock Option Committee on Executive Compensation...  14

Stock Performance Graph...........................................................  17

Security Ownership of Directors and Officers......................................  17

Submission of Shareholder Proposals and Director Nominations......................  19

Available Information.............................................................  19

Other Business....................................................................  19


                               VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or if you have sent in your proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted at the Annual Meeting, by written notice to the Corporate Secretary, by delivering to InterCept a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided in the proxy. If no directions are given, your shares will be voted FOR Proposal 1 to elect two nominees to the Board of
                     --------------
Directors as directors and FOR Proposal 2 to ratify the appointment of Arthur
                           --------------
Anderson LLP as independent public accountants for InterCept for the year ending December 31, 1999.

Who can vote? Shareholders as of the close of business on April 15, 1999 are entitled to vote. On that day, approximately 9,407,000 shares of common stock were outstanding and eligible to vote. Each share entitles the holder to one vote on each matter presented at the Annual Meeting. A list of shareholders eligible to vote will be available at the offices of The InterCept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, beginning May 12, 1999. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How do I vote? You may vote in person at the Annual Meeting. If you do not attend the Annual Meeting and vote in person, you may vote your shares by proxy through the mail. Whether or not you plan to attend the Annual Meeting, we ask you to send in your proxy. To vote by mail, simply mark, sign and date the enclosed proxy card, then return it to us.

If you sign and return a proxy card without indicating your voting instructions, the named proxies will vote your shares FOR Proposal 1 to elect the two nominees
                                        --------------
of the Board of Directors as directors and FOR Proposal 2 to ratify the
                                           --------------
appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1999.

Can I change my proxy? You can revoke your proxy at any time before the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of InterCept, by delivering to InterCept another proxy that is properly signed and bears a later date than the proxy you wish to revoke or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to: The InterCept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, Attention: Scott
R. Meyerhoff, Secretary.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, shares will be counted if they are represented at the meeting for any purpose other than to object to holding the meeting or transacting business at the meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum has been reached, but will have no effect on the voting. "Broker non-votes" occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners before the Annual Meeting.

There are different voting requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that only votes cast for a nominee will be counted, and the nominees for director who receive the most votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more of the nominees for director will result in those nominees receiving fewer votes. Shareholders do not have cumulative voting rights.

The ratification of the appointment of the independent public accountants requires the approval of a majority of the shares of InterCept common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal, and broker non-votes will have no effect on the vote.

Who will count the vote? The chairman of the Annual Meeting will appoint the inspectors of the election for the Annual Meeting who will tabulate shareholders' votes. The inspectors of the election will count all shares represented and entitled to vote on a proposal as present, whether voted for or against the proposal or the shareholder abstains from voting.

Is my vote confidential? InterCept has a policy of vote confidentiality. Your vote may not be disclosed to the Board of Directors or management of InterCept except as may be required by law and in other limited circumstances.


Who pays for the cost of the proxy solicitation? The enclosed proxy is solicited by InterCept for use at the Annual Meeting. InterCept will pay the cost involved in soliciting proxies. In addition to the use of the mails, InterCept's officers, directors and employees will solicit proxies personally or by telephone or facsimile transmission. These individuals will not be compensated specifically for their solicitation activities. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of shares held of record. InterCept will reimburse these persons for their reasonable expenses.

----------------------------------------------------------------

                              CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of InterCept's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman of the Board and Chief Executive Officer and other officers at meetings of the Board of Directors and committees of the Board.

Meetings of the Board. The Board of Directors held 6 meetings in 1998. Each of the incumbent directors attended at least 75% of the Board and committee meetings to which he was assigned. The directors in the aggregate attended 98% of their Board and assigned committee meetings.

Committees of the Board of Directors. The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee.

Executive Committee - may exercise the full power and authority of the Board to approve acquisitions. Messrs. Collins, Jackson and Sturm currently serve on this committee. This committee generally meets when action is necessary between scheduled Board meetings, when a limited time frame exists and a Board quorum is not readily available. The Executive Committee approves company merger and acquisition transactions up to $2 million per transaction with a limit of three transactions quarterly. The Executive Committee met 1 time in 1998.

Audit Committee - monitors the auditing, accounting and financial reporting of InterCept. Messrs. Sturm, Knox and Leonard currently serve on this committee. The committee makes recommendations to the Board concerning the accounting firm to be employed as the independent accountants and consults with these accountants with regard to the adequacy of internal controls and the scope and results of their audits. The Audit Committee met 1 time in 1998.

Compensation and Stock Option Committee - oversees the management of human resources activities of InterCept, including determination of compensation for senior management, the granting of stock options, and the administration of our stock option and other employee benefit plans. Messrs. Leonard and Burke currently serve on this committee. The Compensation and Stock Option Committee met 2 times in 1998.

Nominating Committee - We do not have a nominating committee. The Board of Directors nominates candidates to stand for election as directors. The Bylaws permit shareholders to make nominations for directors but only if such nominations are made timely and by notice in writing to the Secretary of InterCept and in compliance with InterCept's Bylaws.

Director Compensation. Directors do not receive cash fees for their services as directors of InterCept. Upon initial election to the Board of Directors, non-employee directors owning less than 4% of InterCept's common stock received options to acquire 35,000 shares of common stock, 11,667 of which vested immediately and the remainder of which vest ratably on the first and second anniversaries of such initial election. In addition, on each anniversary date of a director's initial election to the Board of Directors, each director receives an automatic grant of options to acquire 5,000 shares of common stock which vest on the date of grant. The exercise price of these options is equal to the fair market value of the common stock on the date of grant. Directors may be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or its committees and for other expenses incurred in their capacity as directors.

Indemnification. We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will be held personally liable for InterCept's liabilities. This is required under our Bylaws and we have also signed agreements with each of our directors and officers contractually providing this indemnification to them.

Certain Relationships and Related Transactions. The following is a summary of certain transactions and relationships among InterCept and its associated entities, and among the directors, executive officers and shareholders of InterCept and its associated entities during 1998.

On January 30, 1998, InterCept acquired InterCept Communications Technologies, L.L.C. In exchange for the membership units of InterCept Communications Technologies, InterCept issued a total of 2,741,029 shares of Common Stock to 17 individuals, including the following:

 .  John W. Collins - 926,823 shares;
 .  Donny R. Jackson - 492,950 shares;
 .  Glenn W. Sturm - 357,419 shares;
 .  Michael D. Sulpy - 492,992 shares; and
 . A total of 470,804 shares to members of Mr. Collins' family, some of whom are employed at InterCept.

Pursuant to agreements dated July and August of 1997, Messrs. Jackson, Sturm and Sulpy granted Mr. Collins the right to vote their interest in Technologies. These rights expired on June 9, 1998, the date the Company's initial public offering.

Other Transactions and Relationships.

From its inception in March 1996 until October 1997, InterCept Communications Technologies was taxed as a partnership. Upon its election in October 1997 to be taxed as a C corporation, Technologies made distributions of $380,495, of which $61,526 remained unpaid after the January 15, 1998 distribution to its members, including Messrs. Collins, Jackson, Sulpy and Sturm.

InterCept and Phoenix have entered into a Software License and Development Agreement dated December 31, 1997. Under this agreement, InterCept licensed ATM and voice response software from Phoenix and obtained the rights to develop the software and integrate it with InterCept's existing software programs. On January 15, 1998, Phoenix and InterCept entered into an agreement whereby Phoenix licensed EFT software from InterCept and obtained the rights to develop the software and integrate it with Phoenix's existing programs. Glenn W. Sturm, a director of InterCept, is also a director of Phoenix.

InterCept provided long distance phone services to Towne Services, Inc. totaling approximately $130,000 in 1998. Towne Services, Inc. is a publicly-held Atlanta based company. Messrs. Collins and Sturm are directors of Towne Services, Inc.

Company Policy. All transactions with our shareholders, officers and directors or their affiliates, if any, are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm's length basis. This has been InterCept's policy since June 9, 1998, when its initial public offering became effective.

-------------------------------------------------------------------------------

                       ELECTION OF DIRECTORS (PROPOSAL 1)

-------------------------------------------------------------------------------

In accordance with our Articles of Incorporation, the Board of Directors shall consist of at least 4 and no more than 12 directors. The number of directors is divided into three classes, each class as nearly equal in number as possible. The Board of Directors determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at the Annual Meeting will hold office for a term of three years or until their successors are elected and qualified.

At this Annual Meeting, two directors will be elected. Unless otherwise specified on the proxy card, the proxy will vote in favor of the election of the persons named below as nominees. All nominees are now directors of InterCept. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the persons named as proxies will vote in favor of the election of such other person as the Board of Directors may recommend. Directors will be elected by a plurality of the votes cast at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age (as of March 31, 1999) and directorships held in other public corporations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES
                                             ---

Information as to Director Nominees, Other Directors and Executive Officers. The director nominees, other directors and executive officers of InterCept and their ages and terms of office (in the case of directors) as of March 31, 1999 are as follows:

Director Nominees
-----------------

Name                     Age    Class    Position with Company                                               Term Expires
----                     ---    -----    ---------------------                                               ------------
Jon R. Burke              51      I      Director                                                              1999

Glenn W. Sturm            45      I      Director                                                              1999

Other Directors, Chief Executive Officer and President
-------------------------------------------------------

Name                     Age    Class    Position with Company                                               Term Expires
----                     ---    -----    ---------------------                                               ------------
John W. Collins           51   III       Chief Executive Officer and Chairman of the Board                     2001
Donny R. Jackson          50   III       President, Chief Operating Officer and Director                       2001
Boone A. Knox             62   II        Director                                                              2000
Bruce P. Leonard          45   II        Director                                                              2000

Other Executive Officers
------------------------

Name                        Age         Position with Company
----                        ---         ---------------------
Scott R. Meyerhoff           30         Vice President -- Finance, Chief Financial Officer and Secretary
Michael R. Boian             59         Executive Vice President of Alliances and Strategic Partners
Michael D. Sulpy             38         Executive Vice President of Data Communications

Biographical Information for Director Nominees.

Jon R. Burke has served as a director of InterCept since February 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. Mr. Burke is also a principal with Brown, Burke Capital Partners, Inc., which provides financial advisory services to middle market corporations in connection with mergers and acquisitions and financing. He also is a director of United Companies Financial Corporation, a financial services holding company engaged in consumer lending. From 1973 to 1996, Mr. Burke was employed by The Robinson-Humphrey Company, Inc., most recently serving as a Senior Vice President and the head of its financial institutions/banking research.

Glenn W. Sturm has served as a director of InterCept since May 1997. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, where he serves as Corporate Chairman and as a member of its executive committee. Since 1996, Mr. Sturm has been a director of Phoenix International Ltd., Inc., a publicly-held provider of client/server application software for the financial services industry, and Towne Services, Inc., a publicly-held provider of electronic commerce products and services for small and mid-sized businesses and community banks. Mr. Sturm is a principal in Centaurus Ventures, a venture fund which invests in and advises electronic commerce, transaction processing and computer telephony companies.

Biographical Information for Other Directors

John W. Collins, a co-founder of InterCept, has served as its Chief Executive Officer and Chairman of the Board of Directors since its formation. Mr. Collins also has served as the Chairman and Chief Executive Officer of InterCept Switch since its formation in 1996. Mr. Collins co-founded and served as an officer and/or director of each of InterCept's subsidiaries prior to their merger with InterCept in January 1998. Mr. Collins also served as Chairman of InterCept Communications Technologies, L.L.C. prior to its merger with InterCept in January 1998. Mr. Collins has over 26 years of experience in multiple areas of electronic commerce for community financial institutions. Mr. Collins also serves as a director for Towne Services.

Donny R. Jackson, a co-founder of InterCept, has served as President, Chief Operating Officer and director of InterCept since its formation. Mr. Jackson also has served as the President and Chief Operating Officer of InterCept Switch since its formation in 1996. He has also served as the President and Chief Executive Officer and director of ProVesa since July 1994 and the President of ProImage, Inc. (a subsidiary of ProVesa) since July 1996. Mr. Jackson also served as President and director of InterCept Systems, Inc. and InterCept Communications Technologies, L.L.C until their merger with InterCept in January 1998. Prior to joining InterCept, Mr. Jackson was the President of Bank Atlanta from 1991 to 1992. Mr. Jackson has over 24 years of experience working with community financial institutions, including in service bureau, enterprise software and other processing and accounting operations.

Boone A. Knox has served as a director of InterCept since February 1998. He is a director of Merry Land Properties, a publicly held real estate investment trust, a director of Cousins Properties, Inc., a publicly-held Atlanta-based real estate development company and is also a director of Equity Residential Properties Trust, a publicly-held Chicago based real estate investment company. He serves as Chairman of the Board of Directors of the southeast division (formerly Allied Bank of Georgia) of Regions Financial Corp., and served as Allied's President and Chief Executive Officer from 1975 through 1986. He was Chairman of the Board of Directors of Merry Land & Investment Co. from December 1996 until October 1998. He was Chairman of the Board of Directors and Chief Executive Officer of Allied Bankshares, Inc., the holding company of Allied, from its formation in 1984 until January 1997.

Bruce P. Leonard has served as a director of InterCept since May 1997. Mr. Leonard has been the President and Chief Executive Officer of The Bankers Bank in Atlanta, Georgia, and its holding company, Community Financial Services, Inc., since 1990.

Biographical Information for Other Executive Officers

Scott R. Meyerhoff has served as Chief Financial Officer and Secretary of InterCept since January 1998 and additionally as Vice President of Finance since March 1999. For the seven years prior to joining InterCept, Mr. Meyerhoff was employed by Arthur Andersen LLP, most recently as an audit manager. Mr. Meyerhoff received his B.S. degree, with honors, in accounting from The Pennsylvania State University, where he was member of The University's Scholars Program. He is a Certified Public Accountant.

Michael R. Boian has served as Vice President of Alliances and Strategic Partners since March 1999 and was Executive Vice President of Sales and Marketing for InterCept from January 1998 until March 1999. From February 1997 to January 1998, Mr. Boian served as Vice President of Sales and Marketing of InterCept. Prior to joining InterCept, he was Regional Vice-President of Debit Services for MasterCard International from May 1992 to November 1996. Mr. Boian has over 33 years of financial technology experience, primarily in electronic funds transfer and authorization systems, including debit and credit authorization systems

Michael D. Sulpy has served as Executive Vice President of Data Communications for InterCept since January 1998. Mr. Sulpy co-founded InterCept Communications Technologies, L.L.C. in March 1996 and served as its Vice President of Communications until its merger with InterCept in January 1998. He joined InterCept in 1987, and from January 1993 to January 1996, he served as its network manager, responsible for data network design and maintenance and personnel training. Mr. Sulpy has over 16 years of data communications management and telecommunications network experience.

------------------------------------------------------------------------------

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

------------------------------------------------------------------------------

The Board of Directors has appointed the firm of Arthur Andersen LLP to continue as independent public accountants for InterCept for the year ending December 31, 1999, subject to ratification of such appointment by our shareholders. Arthur Andersen has served as InterCept's independent public accountants since 1997. Unless otherwise indicated, the persons named as proxies in the proxy card will vote in favor of ratifying the appointment of Arthur Andersen, independent certified public accountants, to audit the books and accounts of InterCept for the year ending December 31, 1999. The Board of Directors has not determined what action the Board of Directors would take if the shareholders do not ratify the appointment.

One or more representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
                                                    ---

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued by InterCept for services rendered by our Chief Executive Officer and the four most highly compensated other executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the year ended December 31, 1998. InterCept did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown. None of our executive officers has received or is expected to receive perquisites that exceed the lesser of $50,000 or 10% of the salary and bonus of such executive.

                           Summary Compensation Table
                           --------------------------

                                                                                          Long-Term Compensation
                                                                                                  Awards
                                                                                           ---------------------
                                                           Annual Compensation             Securities Underlying
Name and                                           ------------------------------------           Options/
Principal Position                      Year         Salary($)              Bonus($)               SARs(#)
                                      ---------    ------------------------------------    ----------------------

John W. Collins....................     1998          265,000                50,000                      --
   Chief Executive Officer              1997          240,000                10,000                      --

Donny R. Jackson...................     1998          189,750                27,000                 100,000
   President and Chief Operating        1997          172,500                 7,500                 157,898
     Officer

Scott R. Meyerhoff.................     1998          119,163                 6,250                 160,189
   Vice President  Finance, Chief       1997               --                    --                      --
     Financial Officer and Secretary

Michael R. Boian...................     1998          140,000                    --                      --
   Executive Vice President of          1997          106,750                 5,000                  21,053
     Alliances and Strategic Partners

Michael D. Sulpy...................     1998          113,333                 3,000                      --
   Executive Vice President of Data     1997           97,500                 2,000                      --
     Communications

Vir A. Nanda.......................     1998          193,125                 3,125                      --
Senior Vice President of Technology     1997          204,167                    --                      --

Farrell S. Mashburn................     1998          125,000                 3,000                      --
   Senior Vice President of Data        1997          125,000                 7,500                      --
     Services

_______________

Option Grants. The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ending December 31, 1998:


                 Option / SAR Grants in Last Fiscal Year
          -----------------------------------------------------

                                               Percent                                                 Potential Realizable Value
                           Number of           of Total                                                    at Assumed Annual
                          Securities           Options                                             Rates of Stock Price Appreciation

                          Underlying          Granted to            Exercise                               for Option Term(1)
                            Options          Employees in            or Base         Expiration    ---------------------------------

                          Granted(#)          Fiscal Year          Price($/Sh)          Date              5%($)           10%($)
                         -----------------------------------------------------------------------------------------------------------


John W. Collins.........   200,000            29.32%                  $7.70          6/17/2003          $246,792          $714,714
Donny R. Jackson........   100,000            14.16%                  $7.00          6/17/2008          $440,223        $1,115,618
Scott R. Meyerhoff......   110,189    (2)     15.6%                   $7.00          2/11/2008          $485,077        $1,229,288
                            50,000             7.10%                  $7.00          6/17/2008          $220,112          $557,809

_______________

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2) These options were originally granted at $7.70 each and were subsequently repriced to $7.00 per share to reflect the IPO price.

The following table sets forth certain information regarding the exercise of options and the number of options held by the Named Executive Officers who have been granted stock options, as of December 31, 1998:

                                                         Number of Unexercised                      Value of Unexercised
                                                         Securities Underlying                          In-the-Money
                                                      Options at Fiscal Year End(#)             Options at Fiscal Year End($)
                                                ----------------------------------------    --------------------------------------
                Name                              Exercisable            Unexercisable        Exercisable           Unexercisable
                ----                            -----------------------------------------------------------------------------------
John W. Collins..................................   116,843                 100,000              $82,194                      -
Donny R. Jackson.................................   121,580                 144,739             $375,073               $494,722
Scott R. Meyerhoff...............................    69,079                  91,110              $17,270                $22,778
Michael R. Boian.................................     8,421                  12,632              $42,863                $64,297

Stock Option Plans

1996 Stock Option Plan. The Board of Directors and shareholders of InterCept approved our 1996 Stock Option Plan, effective as of November 12, 1996. The purpose of the 1996 Stock Option Plan is to advance the interests of InterCept, its subsidiaries and its shareholders by affording certain employees and directors of InterCept, as well as key consultants and advisors to InterCept or any subsidiary, an opportunity to acquire or increase their proprietary interests in InterCept. The objective of the issuance of stock options and grants of restricted stock under the 1996 Stock Option Plan is to promote the growth and profitability of InterCept and its subsidiaries because the optionees and grantees will be provided with an additional incentive to achieve objectives through participation in its success and growth and will be encouraged to continue their association with or service to InterCept.

Awards under the 1996 Stock Option Plan are granted by the Compensation and Stock Option Committee (the "Committee") composed of at least two independent directors. Awards issued under the 1996 Stock Option Plan may include incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and grants of restricted stock. The Committee administers the 1996 Stock Option Plan and generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any fiscal year may not exceed 315,795 shares (subject to certain adjustments); (ii) if an option is intended to be an ISO and is granted to a shareholder holding more than 10% of the combined voting power of all classes of InterCept's stock or the stock of its parent or subsidiary on the date of the grant of the option, the option price per share of common stock may not be less than 110% of the fair market value of such share at the time of grant; and (iii) the term of an ISO may not exceed 10 years, or 5 years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock on the date of the grant of the option.

The Stock Option Plan provides for the granting of non-qualified stock options to the directors of InterCept. The Board of Directors has authorized the issuance of up to 175,000 shares of common stock to directors under the Stock Option Plan pursuant to options having an exercise price equal to the fair market value of the common stock on the date the options are granted. The Board of Directors has approved grants to directors of (i) options to purchase 35,000 shares to each non-employee director of InterCept who beneficially owns less than 4% of our outstanding common stock on the date of his election to the Board of Directors and (ii) options to purchase 5,000 shares to each director on each anniversary date of his election to the Board at an exercise price equal to the fair market value of the common stock on the date the options are granted. Each individual director's option grant vests during the director's three-year term of service and each annual grant vests on the date of grant. Each director grant expires five years after the date of grant, unless canceled sooner as a result of termination of service or death, or unless such option is fully exercised prior to the end of the option period.

The maximum number of shares of common stock that currently may be subject to outstanding options, determined immediately after the grant of any option, is 1,540,634 shares (subject to certain adjustments). The 1996 Stock Option Plan provides that the number of shares of common stock available for issuance thereunder shall be automatically increased on the first trading day of each calendar year beginning January 1, 1999 by the lesser of (i) three percent of the number of shares outstanding on the preceding trading day or (ii) 315,795 shares (subject to certain adjustments). Shares of common stock that are attributable to awards which have expired, terminated or been canceled or forfeited during any calendar year are available for issuance or use in connection with future awards.

The 1996 Stock Option Plan will remain in effect until terminated by the Board of Directors. The 1996 Stock Option Plan may be amended by the Board without the consent of the shareholders of InterCept, except that any amendment, although effective when made, will be subject to shareholder approval within one year after approval by the Board of Directors if the amendment (i) increases the total number of shares issuable pursuant to ISOs (other than the permitted annual increase), (ii) changes the class of employees eligible to receive ISOs that may participate in the 1996 Stock Option Plan, or (iii) otherwise materially increases the benefits accruing to recipients of ISOs.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a public Company's tax deduction for compensation to the chief executive officer and four other most highly compensated executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible. InterCept intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant will qualify as such "performance-based compensation," although other awards under the 1996 Stock Option Plan may not so qualify.

ProVesa, Inc. 1994 Stock Option Plan. In November 1996, as part of the acquisition of ProVesa, one of our subsidiaries, InterCept executed a Stock Option Plan Assumption Agreement, pursuant to which 20,000 options outstanding under the ProVesa, Inc. 1994 Stock Option Plan (the "ProVesa Plan") were converted into options to acquire 42,106 shares of InterCept common stock. InterCept assumed the rights and obligations of ProVesa under the ProVesa Plan.

The purpose of the ProVesa Plan is to advance the interests of InterCept, its subsidiaries, and its shareholders by affording certain employees and directors of InterCept and its subsidiaries, as well as key consultants and employees of InterCept's suppliers and contractors, an opportunity to acquire or increase their proprietary interests in InterCept. The objective of the issuance of stock options and grants of restricted stock under the ProVesa Plan is to promote the growth and profitability of InterCept and its subsidiaries because the optionees and grantees will be provided with an additional incentive to achieve InterCept's objectives through participation in its success and growth and by encouraging their continued association with or service to InterCept.

Awards under the ProVesa Plan are granted by the Board of Directors but may be granted by a committee. Awards under the ProVesa Plan may include ISOs, NQSOs or restricted stock. The committee that administers the ProVesa Plan generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an ISO or NQSO. Notwithstanding this discretion, if an option is intended to be an ISO and is granted to a shareholder holding more than 10% of the combined voting power of all classes of InterCept's stock or of its parent or subsidiary on the date of the grant of the option, the option price per share of common stock may not be less than 110% of the fair market value of such shares and the term of any option may not exceed 10 years, or 5 years if the option is intended to be an ISO and is granted to a shareholder owning more than 10% of total combined voting power of all classes of stock on the date of the grant of the option. Effective February 24, 1998, the Board of Directors determined that InterCept will not issue any additional options under the ProVesa Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The rules of the Securities and Exchange Commission require InterCept to disclose late filings of stock transaction reports by its executive officers and directors. Based solely on a review of reports filed by these individuals and written representations from them that no other reports were required, InterCept's directors and executive officers met their Section 16(a) filing requirements during calendar year 1998.

------------------------------------------------------------------------------

                               EMPLOYMENT AGREEMENTS

Collins and Jackson Agreements. Mr. Collins and InterCept entered into an employment agreement effective as of January 30, 1998 (the "Collins Agreement") under which he will serve as the Chief Executive Officer of InterCept. The Collins Agreement provides that Mr. Collins will receive a base salary of not less than $265,000 per year. Mr. Jackson and InterCept entered into an employment agreement effective as of January 30, 1998 (the "Jackson Agreement") under which he will serve as the President and Chief Operating Officer of InterCept. The Jackson Agreement provides that Mr. Jackson will receive a base salary of not less than $190,000 per year. Mr. Collins' and Mr. Jackson's base salaries may be increased upon a periodic review by the Board of Directors or a Board committee. In addition, Mr. Collins and Mr. Jackson are each entitled to incentive compensation as determined by the Board of Directors or a Board committee based upon achievement of targeted levels of performance and such other criteria as the Board of Directors or a committee shall establish from time to time, and an additional annual bonus as determined by the Board of Directors or a Board committee. Each of Mr. Collins and Mr. Jackson may participate in InterCept's 1996 Stock Option Plan and can receive health insurance for himself and his dependents, long-term disability insurance, civic and social club dues, use of an automobile owned or leased by InterCept and other benefits.

The Collins Agreement and the Jackson Agreement each have terms of three years and renew daily until either party fixes the remaining term at three years by giving written notice. InterCept can terminate the Collins Agreement and the Jackson Agreement upon the executive's death or disability or for cause, and the executive can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Collins' or Mr. Jackson's employment is terminated after a change in control (i) by InterCept without cause or otherwise in breach of the Collins Agreement or the Jackson Agreement, as applicable, or (ii) by Mr. Collins or Mr. Jackson for any reason, InterCept must pay the executive all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for each of 36 consecutive 30-days periods following the termination. In addition, InterCept must continue life and health insurance for the executive until he reaches age 65, and the executive's outstanding options to purchase common stock would vest and become immediately exercisable.

In the event Mr. Collins ceases to be the Chief Executive Officer of InterCept for any reason other than by voluntary resignation, InterCept shall offer to repurchase all of the common stock owned by Mr. Collins at a purchase price equal to the fair market value (as defined in the Collins Agreement). Also, in the Collins Agreement and the Jackson Agreement, InterCept granted, with respect to their shares of common stock, piggyback and, after any termination of employment, demand registration rights to each of Mr. Collins and Mr. Jackson. Each have further agreed to maintain the confidentiality of InterCept's trade secrets for a period of one year, if terminated for cause, and not to solicit employees or customers of InterCept.

Other Employment Agreements. On February 1, 1998, Mr. Meyerhoff and InterCept entered into an employment agreement (the "Meyerhoff Agreement") in which he serves as the Chief Financial Officer of InterCept. The Meyerhoff Agreement has a term of one year which renews automatically at the end of each term unless earlier terminated by InterCept or Mr. Meyerhoff. InterCept can terminate the Meyerhoff Agreement upon his death or disability or for cause, and Mr. Meyerhoff can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Meyerhoff's employment is terminated for any reason after a change in control, InterCept must pay Mr. Meyerhoff a lump sum cash payment equal to three-fourths of his annual base salary and bonus and Mr. Meyerhoff's outstanding options to purchase common stock would vest and become immediately exercisable.

Compensation Committee Interlocks And Insider Participation. The Compensation and Stock Option Committee of the Board was formed on July 6, 1998. The current members of the Compensation and Stock Option Committee are Messrs. Burke and Leonard. Neither Messrs. Burke nor Leonard have been an officer or employee of InterCept at any time.

--------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

The Compensation and Stock Option Committee (the "Committee") consists of the following members of the Board: Jon R. Burke and Bruce P. Leonard. The Committee reviews and determines InterCept's executive compensation objectives and policies. The Committee also reviews and sets the compensation of InterCept's Chief Executive Officer and certain other highly compensated executive officers.

The objectives of our executive compensation program are to: (i) attract, retain and motivate highly talented and productive executives; (ii) provide incentives for superior performance by paying above-average compensation; and (iii) align the interests of the executive officers with the interests of our shareholders by basing a significant portion of compensation upon InterCept's performance. Our executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of our executive compensation program serves a specific purpose in meeting InterCept's objectives.

It is our policy to set base salary levels, bonuses and long-term incentive compensation above an industry average. We select comparison corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. These other corporations are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both InterCept's and the corporations' businesses over time. We believe that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of our business.

Base salary. The Committee reviews the salaries of InterCept's executives annually. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, company performance and individual performance.

The measures of individual performance considered in setting salaries included, to the extent applicable to an individual executive officer, a number of factors such as InterCept's historical and recent financial performance in the principal area of responsibility of the officer (including measures such as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to InterCept's success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Bonus. InterCept's cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when those objectives are met. Executives' bonus payments are based upon the overall profitability of InterCept.

Long-term incentive compensation. We believe that option grants: (i) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return; (ii) give executives a significant, long-term interest in InterCept's success; and (iii) help retain key executives in a competitive market for executive talent.

Benefits. We believe that InterCept must offer a competitive benefit program to attract and retain key executives. During 1998, InterCept provided on behalf of each executive officer medical and other benefits.

Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of our other executive officers as described above. The Committee believes that Mr. Collins' total compensation reflects the unique contributions that he makes to InterCept's long-term strategic performance as one of the leading innovators in the financial services technology industry. For the year ending December 31, 1998, Mr. Collins' base salary was $265,000 and he was awarded a $50,000 bonus for the year. Mr. Collins' salary and bonus payments for 1998 were based on, among other factors, the Company's performance and the 1997 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Ten Year Option Repricings. On June 17, 1998, InterCept repriced options previously granted at above the initial public offering price of $7.00 to reflect the offering price. There was no change in the total number of options granted. The total options repriced for executive officers was 110,189.

The following table presents information with respect to adjustments to the exercise price of stock options previously awarded to any current officer since the Comp any became a reporting company on June 17, 1998, pursuant to the Securities Exchange Act of 1934.

                                              Ten Year Option Repricings
                           ------------------------------------------------------------------
                                                                                                                    ------------
                                                                                                                      Length of
                                              Number of           Market                                              Original
                                              Securities         Price of         Exercise                           Option Term
                                              Underlying         Stock at         Price at                          Remaining at
                                               Options            Time of          Time of            New              Date of
                                             Repriced or        Repricing or     Repricing or       Exercise        Repricing or
     Name                      Date          Amended (#)        Amendment($)     Amendment($)       Price($)          Amendment
                            ----------       -----------        -----------      ------------       --------        -------------

Scott R. Meyerhoff           6/17/98           110,189              $7.00            $7.70           $7.00         9 years, 5 months


Pay Deductible Limit. Under Section 162(m) of the Internal Revenue Code and federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. InterCept takes into consideration this compensation deductibility limit in structuring its compensation programs and in determining executive compensation. At this time, InterCept's applicable executive officer compensation does not exceed $1 million, and we do not expect that it is likely to be affected by these nondeductibility rules in the near future.

Submitted by:  Jon R. Burke
               Bruce P. Leonard

--------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPH

The chart below compares the cumulative total shareholder return on the common stock of InterCept with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq (Computer and Data Processing Services) Index for the period commencing June 11, 1998 (the first day of trading of the common stock as a result of our initial public offering) and ending December 31, 1998, assuming an investment of $100 and the reinvestment of any dividends. The base price for InterCept's stock is the initial public offering price of $7.00 per share. Our common stock was traded on the American Stock Exchange until Friday, March 26, 1999. On Monday, March 29, 1999 our common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG THE INTERCEPT GROUP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX



                                                   Cumulative Total Return
                                   --------------------------------------------------------
                                     6/11/98        6/30/98        9/30/98        12/31/98
THE INTERCEPT GROUP, INC.              100             102             83            100
NASDAQ STOCK MARKET (U.S.)             100             109             98            127
NASDAQ COMPUTER & DATA PROCESSING      100             117            111            143


--------------------------------------------------------------------------------

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth certain information regarding the beneficial ownership of InterCept's common stock by: (i) each person or entity known by InterCept to beneficially own more than 5% of the outstanding common stock; (ii) each director of InterCept; (iii) each Named Executive Officer; and (iv) all directors and executive officers of InterCept as a group. The information in the table is based on information from the named persons regarding their ownership of common stock. Unless otherwise indicated, each of the holders listed below has sole voting power and investment power over the shares beneficially owned and each person known by InterCept to beneficially own more than 5% of the common stock has an address in care of InterCept's principal office.

For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after March 31, 1999 or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. The numbers shown in the vested options column are as of March 31, 1999. No options will vest during the 60 days following March 31, 1999. We had 9,406,907 shares outstanding on March 31, 1999.

--------------------------------------------------------------------------------

                                                                 Vested            Beneficial Shares
                                                                 ------            -----------------
           Name                       Shares Owned              Options(2)              Owned                   %
--------------------------------------------------------------------------------------------------------------------
John W. Collins                          2,455,270                116,843              2,572,113               27.0
Donny R. Jackson                           534,045                153,160                687,205               7.2
Scott R. Meyerhoff                               -                 91,113                 91,113                 *
Michael R. Boian                             6,000                 12,632                 18,632                 *
Michael D. Sulpy                           470,714                      -                470,714               5.0
Farrell S. Mashburn                        204,214                  8,421                212,635               2.2
Vir A. Nanda                               901,044                      -                901,044               9.6
Jon R. Burke                                     -                 28,333                 28,333                 *
Boone A. Knox                                    -                 28,333                 28,333                 *
Bruce P. Leonard                                 -                 28,333                 28,333                 *
Glenn W. Sturm                             381,004                  5,000                386,004               4.1
Capital Research and
Management Company (1)                     525,000                      -                525,000               5.6
Robert Fleming, Inc. (2)                   505,550                      -                505,550               5.4
All directors and executive
and key officers as a group
(11 persons)                             4,952,291                472,168              5,424,459              54.9
------------------------------------------------------------------------------------------------------------------

______________


*     Indicates less than 1%

(1) As reported by Capital Research and Management Company ("Capital") in a Statement on Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999. In its Statement on Schedule 13G, Capital reports that it is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 to several investment companies. Capital's address is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(2) As reported by Robert Fleming, Inc. ("Fleming") in a Statement on Schedule 13G filed with the Securities and Exchange Commission as of February 10, 1999. Fleming's address is 320 Park Avenue, 11th Floor, New York, New York 10022

-------------------------------------------------------------------------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

Any proposal a shareholder may desire to have included in our proxy materials for presentation at our 2000 Annual Meeting of Shareholders must be received by us, Attention: Scott R. Meyerhoff, Secretary, at our principal executive offices by December 5, 1999. Our By-laws provide procedures which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures require shareholder proposals to be submitted in writing to the Secretary of InterCept at 3150 Holcomb Bridge Rd., Suite 200, Norcross, Georgia 30071. The nomination or proposed item of business must be received no later March 16, 2000.

--------------------------------------------------------------------------------

                             AVAILABLE INFORMATION

InterCept is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Shareholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. The common stock of InterCept is traded on the Nasdaq National Market (Symbol: ICPT), and such reports, proxy statements and other information concerning InterCept also can be inspected at the offices of Nasdaq, 1735 K Street, N.W. Washington, D.C. 20006. Nasdaq maintains a web site at www.nasdaq.com.

                                OTHER BUSINESS

       The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxy on such matters as determined by a majority of the Board of Directors.


                                       By Order of the Board of Directors

                                       /s/ John W. Collins
                                       ----------------------------------
                                       John W. Collins
                                       Chairman of the Board

                      PROXY SOLICITED FOR ANNUAL MEETING
                              OF SHAREHOLDERS OF
                           THE INTERCEPT GROUP, INC.
                          TO BE HELD ON JUNE 15, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints JOHN W. COLLINS and DONNY R. JACKSON each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of The InterCept Group, Inc. ("InterCept") that the undersigned would be entitled to vote at the 1999 Annual Meeting of Shareholders of InterCept to be held at the Ravinia Club, 2 Ravinia Club, Suite 100, Atlanta, Georgia on Tuesday, June 15, 1999 at 9:00 a.m., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO AS STATED BELOW AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THIS MEETING.

PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

1.  Election of Directors:

         Class I Nominees (terms expire 2002)

                   Jon R.Burke
                   Glenn W. Sturm

         [ ] For all nominees                   [ ] Withhold Authority to
             listed (except as                      vote for all nominees voted
             marked to the contrary)

    (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)


2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999.

                    FOR         AGAINST        ABSTAIN
                    [ ]           [ ]            [ ]

3. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment thereof.


Dated:           , 1999
      -----------


-----------------------------
Signature of Shareholder(s)


----------------------------
Signature of Shareholder(s)


Note: Please sign exactly as name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.